Exhibit 99.1

PRESS RELEASE

By:	Expeditors International of Washington, Inc. 1015 Third Avenue, Suite 1200 Seattle, Washington 98104

	CONTACT:	A.J. Tangeman General Counsel (206) 674-3441	FOR IMMEDIATE RELEASE

Expeditors’ Subsidiary Receives Request for Information from European Commission in Freight Forwarding Probe

SEATTLE, WASHINGTON – February 24, 2009, Expeditors International of Washington, Inc., (NASDAQ:EXPD), the international freight forwarding and logistics company, said that its U.K. subsidiary, Expeditors International (U.K.) Ltd., has received an additional request for information issued by the European Commission (EC) in connection with an ongoing investigation of freight forwarders. As previously indicated, Expeditors intends to respond to the EC’s request.